Exhibit 99.2

TIER REIT Announces First Quarter Financial Results

- Reports First Quarter Net Income of $2.04 Per Diluted Common Share -
- Reports First Quarter FFO, Excluding Certain Items, of $0.41 Per Diluted Common Share -

Dallas, Texas - May 10, 2017 - TIER REIT, Inc. (NYSE: TIER), a Dallas-based real estate investment trust that specializes in owning and operating best-in-class office properties in select U.S. markets, today announced financial and operating results for the quarter ended March 31, 2017.

First Quarter 2017 Highlights

•	Reported net income of $2.04 per diluted common share for the quarter ended March 31, 2017, as compared to a net loss of $0.27 per diluted common share for the quarter ended March 31, 2016

•
Reported Funds from Operations (FFO) attributable to common stockholders of $0.38 per diluted common share for the quarter ended March 31, 2017, as compared to $0.42 per diluted common share for the quarter ended March 31, 2016

•	Reported FFO, excluding certain items, of $0.41 per diluted common share for the quarter ended March 31, 2017, as compared to $0.45 per diluted common share for the quarter ended March 31, 2016

•	Reported Same Store Cash NOI of $25.8 million for the quarter ended March 31, 2017, as compared to $24.4 million for the quarter ended March 31, 2016

“Year to date, we have disposed of over $300 million in properties located outside of our target growth markets,” stated Scott Fordham, Chief Executive Officer and President of TIER REIT. “We’ve also commenced development of Third + Shoal in downtown Austin and increased our investment activities in the highly sought-after submarket of The Domain in northwest Austin, including the acquisition of our partner’s interest in Domain 2 and Domain 7 earlier this year. As a result of these recycling efforts, we are pleased to announce that over 85% of our net operating income is now derived from our target growth markets.”

“Due to our continued investment prospects, primarily through development,” added Mr. Fordham, “we have increased our expectations for further non-strategic property dispositions to between $400 and $500 million, a $100 million increase to our prior estimate.”

“Further, our strong and growing presence in Austin, which is one of the most attractive markets in the country today, represents a significant opportunity to create stockholder value,” continued Mr. Fordham, “while our exit so far this year from the Philadelphia, Burbank, Tampa and D.C. markets represents the continued sharpening of our geographic footprint.”

First Quarter Financial Results
Net income attributable to common stockholders was $98.2 million, or $2.04 per diluted common share, for the quarter ended March 31, 2017, as compared to a net loss of $12.7 million, or $0.27 per diluted common share, for the quarter ended March 31, 2016.

NAREIT-defined FFO attributable to common stockholders for the quarter ended March 31, 2017, was $18.3 million, or $0.38 per diluted common share, as compared to $20.2 million, or $0.42 per diluted common share, for the quarter ended March 31, 2016. FFO attributable to common stockholders, excluding certain items, for the quarter ended March 31, 2017, was $19.5 million, or $0.41 per diluted common share, as compared to $21.3 million, or $0.45 per diluted common share, for the quarter ended March 31, 2016.

Leasing Update
At March 31, 2017, the Company’s occupancy was 90.2%, a decrease of 50 basis points from December 31, 2016.
During the first quarter of 2017, the Company leased 281,000 square feet, which included 219,000 square feet of renewals, 3,000 square feet of expansion space, and 59,000 square feet of new leasing.

Dispositions & Acquisitions
The Company disposed of several properties located outside of its target growth markets in the first quarter of 2017. These included the sale of a noncontrolling interest in the Wanamaker Building (Philadelphia, PA) for a contract sales price of $114.3 million on January 17, 2017, which included the buyer’s assumption of $41.8 million in debt; a sale of Buena Vista Plaza (Burbank, CA) for a contract sales price of $52.5 million on January 18, 2017; a sale of Three Parkway (Philadelphia, PA) for a contract sales price of $95.0 million on March 1, 2017; and a sale of Eisenhower I (Tampa, FL) for a contract sales price of $31.4 million on March 13, 2017. On March 31, 2017, the Company sold a 50% interest in its 95% interest in the Third + Shoal development property for a contract sales price of $15.0 million. Subsequent to quarter end, the Colorado Building and 1325 G Street, each of which the Company held a 10% interest, were sold for a combined contract sales price of $259.0 million on April 27, 2017.

During the quarter ended March 31, 2017, the Company acquired the remaining 50.16% interest in its Domain 2 and Domain 7 properties for a contract price of $51.2 million plus assumed debt of $40.1 million. The properties total approximately 337,000 square feet of existing office space located at The Domain, a premier, high-density, mixed-use development in northwest Austin, Texas. The Company originally acquired various real estate interests in The Domain in July 2015, including its initial joint venture interests in Domain 2 and Domain 7, which are now wholly owned by the Company.

Capital Markets Activity
On February 1, 2017, the Company repaid (without penalty) the $58.8 million loan secured by its 500 E. Pratt property. This loan was scheduled to mature in May 2017 and had an effective interest rate of 5.63%.

On March 1, 2017, the Company repaid a $14.6 million mezzanine loan secured by its One BriarLake Plaza property. The loan was scheduled to mature in August 2021 and had an effective interest rate of 9.94%. The Company paid a prepayment penalty of $0.4 million in connection with the repayment.

For the first quarter of 2017, the Company’s board of directors authorized a distribution in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on March 15, 2017, which was paid on March 31, 2017.

On May 3, 2017, the Company’s board of directors authorized a distribution in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on June 15, 2017, payable on June 30, 2017.

2017 Outlook
The Company has maintained its originally issued 2017 outlook and assumptions, except for a $100 million increase to dispositions of non-target properties, to a range of $400 million to $500 million, and a $0.5 million decrease to general & administrative expenses, excluding certain items, to a range of $21.5 million to $22.5 million; the Company’s guidance for projected net income per basic & diluted common share was also updated. Complete details of the Company’s original 2017 outlook and assumptions, along with these revised 2017 outlook and assumptions, are included in the table below.

2017 Outlook	Original	Revised
Projected net income per basic & diluted common share	$1.56 - $1.66	$2.06 - $2.16
Adjustments:
Real estate depreciation and amortization	$2.00	$1.75
Gain on sale of depreciable real estate	($2.05)	($2.30)
Projected FFO per diluted common share	$1.51 - $1.61	$1.51 - $1.61
Adjustments:
Gain on debt restructuring / reversal of default interest	($0.14)	($0.14)
Loss on early extinguishment of debt	$0.01	$0.01
Projected FFO, excluding certain items, per diluted common share	$1.38 - $1.48	$1.38 - $1.48

Assumptions used in 2017 outlook above:
Dispositions of non-target properties	$300mm - $400mm	$400mm - $500mm
Strategic acquisitions	$100mm - $225mm	$100mm - $225mm
Same store cash NOI growth	2.0% - 3.0%	2.0% - 3.0%
Same store NOI growth	0.0% - 1.0%	0.0% - 1.0%
Straight line rent and lease incentive revenue	$6.5mm - $8.5mm	$6.5mm - $8.5mm
Lease termination fees	$1.0mm - $1.5mm	$1.0mm - $1.5mm
Above- and below-market rent amortization	$4.0mm - $5.0mm	$4.0mm - $5.0mm
General & administrative expenses, excluding certain items	$22.0mm - $23.0mm	$21.5mm - $22.5mm
Year-end occupancy	88.0% - 90.0%	88.0% - 90.0%
Weighted average shares of common stock outstanding	48.1 million	48.1 million

Supplemental Information
A copy of the Company’s supplemental information regarding its financial results and operations for the quarter ended March 31, 2017, is available in the “Investor Relations” section of the Company’s website at www.tierreit.com, or by contacting the Investor Relations department by email at ir@tierreit.com.

Conference Call
A conference call will be held on Thursday, May 11, 2017, at 11:00 AM Eastern time / 10:00 AM Central time. TIER REIT will host the conference call to discuss matters relating to this release. To participate in the live telephone conference call, please dial in at least five minutes prior to start time to 877.407.0789 (U.S.) or 201.689.8562 (International).

A live, listen-only webcast and subsequent replay will also be available on the Company’s website at www.tierreit.com under the “Investor Relations” section.

About TIER REIT, Inc.
TIER REIT, Inc. is a publicly traded (NYSE: TIER), self-managed, Dallas-based real estate investment trust focused on owning quality, well-managed commercial office properties in dynamic markets throughout the U.S. TIER REIT’s vision is to be the premier owner and operator of best-in-class office properties in TIER1 submarkets, which are primarily higher density and amenity-rich locations within select, high-growth metropolitan areas that offer a walkable experience to various amenities. Our mission is to provide unparalleled, TIER ONE Property Services to our tenants and outsized total return through stock price appreciation and dividend growth to our stockholders.

For additional information regarding TIER REIT, please visit www.tierreit.com or call 972.483.2400.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries, including our ability to rent space on favorable terms, our ability to address debt maturities and fund our capital requirements, our intentions to acquire and sell certain properties, our intentions with respect to development activity, the value of our assets, our anticipated capital expenditures, the amount and timing of any anticipated future cash distributions to our stockholders, and other matters. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “would,” “could,” “should,” “goals,” “vision,” “mission,” “opportunities,” “position,” “objectives,” “strategies,” “goals,” “future,” “assumptions,” and variations of these words and similar expressions are intended to identify forward-looking statements.

Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Forward-looking statements in this press release speak only as of the date on which such statements were made and, except as required by law, we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Contact Information
TIER REIT, Inc.
Scott McLaughlin, 972.483.2465
smclaughlin@tierreit.com

Financial Tables Follow

TIER REIT, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	March 31, 2017	December 31, 2016
Assets
Real estate
Land	$142,776	$143,537
Land held for development	45,059	45,059
Buildings and improvements, net	1,076,701	1,043,641
Real estate under development	5,974	17,961
Total real estate	1,270,510	1,250,198
Cash and cash equivalents	55,215	14,884
Restricted cash	7,685	7,509
Accounts receivable, net	60,996	71,459
Prepaid expenses and other assets	18,163	25,305
Investments in unconsolidated entities	40,421	76,813
Deferred financing fees, net	2,442	2,395
Lease intangibles, net	71,740	61,844
Other intangible assets, net	1,876	9,787
Assets associated with real estate held for sale	32,375	32,346
Total assets	$1,561,423	$1,552,540
Liabilities and equity
Liabilities
Notes payable, net	$773,905	$826,783
Accounts payable and accrued liabilities	51,813	74,458
Acquired below-market leases, net	15,252	6,886
Distributions payable	—	8,601
Other liabilities	7,762	14,353
Obligations associated with real estate held for sale	970	943
Total liabilities	849,702	932,024
Commitments and contingencies
Equity
Preferred stock, $.0001 par value per share; 17,500,000 shares authorized at March 31, 2017, and December 31, 2016, respectively, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 47,525,725 and 47,473,218 shares issued and outstanding at March 31, 2017, and December 31, 2016, respectively	5	5
Additional paid-in capital	2,607,071	2,606,098
Cumulative distributions and net loss attributable to common stockholders	(1,897,240)	(1,986,515)
Accumulated other comprehensive income (loss)	1,026	(1,042)
Stockholders’ equity	710,862	618,546
Noncontrolling interests	859	1,970
Total equity	711,721	620,516
Total liabilities and equity	$1,561,423	$1,552,540

TIER REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016
Rental revenue	$56,363	$68,478
Expenses
Property operating expenses	14,690	20,485
Interest expense	8,780	12,240
Real estate taxes	8,560	11,064
Property management fees	60	284
Asset impairment losses	—	4,826
General and administrative	5,707	6,504
Depreciation and amortization	24,529	32,044
Total expenses	62,326	87,447
Interest and other income	318	274
Loss on early extinguishment of debt	(545)	—
Loss before income taxes, equity in operations of investments, and gains	(6,190)	(18,695)
Provision for income taxes	(244)	(182)
Equity in operations of investments	(256)	415
Loss before gains	(6,690)	(18,462)
Gain on sale of assets	90,750	5,739
Gain on remeasurement of investment in unconsolidated entities	14,168	—
Net income (loss)	98,228	(12,723)
Noncontrolling interests	(57)	16
Net income (loss) attributable to common stockholders	$98,171	$(12,707)
Basic weighted average common shares outstanding	47,510,915	47,389,591
Diluted weighted average common shares outstanding	47,806,069	47,389,591

Basic income (loss) per common share	$2.05	$(0.27)
Diluted income (loss) per common share	2.04	(0.27)

Distributions declared per common share	$0.18	$0.18

Comprehensive income (loss):
Net income (loss)	$98,228	$(12,723)
Other comprehensive income (loss): unrealized income (loss) on interest rate derivatives	2,069	(12,880)
Comprehensive income (loss)	100,297	(25,603)
Comprehensive (income) loss attributable to noncontrolling interests	(58)	24
Comprehensive income (loss) attributable to common stockholders	$100,239	$(25,579)

Calculation of FFO and FFO, excluding certain items
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2017	March 31, 2016
Net income (loss)	$98,228	$(12,723)
Noncontrolling interests	(57)	16
Net income (loss) attributable to common stockholders	98,171	(12,707)
Adjustments:
Real estate depreciation and amortization from consolidated properties	24,431	31,770
Real estate depreciation and amortization from unconsolidated properties	566	2,045
Real estate depreciation and amortization - noncontrolling interests	—	(6)
Impairment of depreciable real estate	—	4,826
Gain on sale of depreciable real estate	(90,750)	(5,739)
Gain on remeasurement of investment in unconsolidated entities	(14,168)	—
Taxes associated with sale of depreciable real estate	—	64
Noncontrolling interests	48	(21)
FFO attributable to common stockholders	18,298	20,232

Severance charges	—	493
Interest rate hedge ineffectiveness expense (1)	30	—
Loss on early extinguishment of debt	545	—
Default interest (2)	602	617
Noncontrolling interests	(1)	(1)
FFO attributable to common stockholders, excluding certain items	$19,474	$21,341
Weighted average common shares outstanding - basic	47,511	47,390
Weighted average common shares outstanding - diluted (3)	47,806	47,715
Net income (loss) per common share - diluted (3)	$2.04	$(0.27)
FFO per common share - diluted	$0.38	$0.42
FFO, excluding certain items, per common share - diluted	$0.41	$0.45
_______________________
(1)    Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense.

(2)
We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

(3) There are no dilutive securities for purposes of calculating net loss per common share.

Same Store NOI and Same Store Cash NOI
(in thousands, except percentages)

	Three Months Ended
	March 31, 2017	March 31, 2016
Same Store Revenue:
Rental revenue	$46,546	$48,039
Less:
Lease termination fees	(128)	(589)
	46,418	47,450

Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	12,008	12,447
Real estate taxes	7,453	7,956
Property management fees	9	56
Property Expenses	19,470	20,459
Same Store NOI - consolidated properties	26,948	26,991
Same Store NOI - unconsolidated properties (at ownership %)	1,557	820
Same Store NOI	$28,505	$27,811

Increase in Same Store NOI	2.5%

Same Store NOI - consolidated properties	$26,948	$26,991
Less:
Straight-line rent revenue adjustment	(1,722)	(1,768)
Amortization of above- and below-market rents, net	(703)	(1,401)
Same Store Cash NOI - consolidated properties	24,523	23,822
Same Store Cash NOI - unconsolidated properties (at ownership %)	1,311	590
Same Store Cash NOI	$25,834	$24,412

Increase in Same Store Cash NOI	5.8%

Reconciliation of net income (loss) to Same Store NOI and Same Store Cash NOI
Net income (loss)	$98,228	$(12,723)
Adjustments:
Interest expense	8,780	12,240
Asset impairment losses	—	4,826
Tenant improvement demolition costs	81	64
General and administrative	5,707	6,504
Depreciation and amortization	24,529	32,044
Interest and other income	(318)	(274)
Loss on early extinguishment of debt	545	—
Provision for income taxes	244	182
Equity in operations of investments	256	(415)
Gain on sale of assets	(90,750)	(5,739)
Gain on remeasurement of investment in unconsolidated entities	(14,168)	—
Net operating income of non-same store properties	(6,058)	(9,129)
Lease termination fees	(128)	(589)
Same Store NOI of unconsolidated properties (at ownership %)	1,557	820
Same Store NOI	28,505	27,811
Straight-line rent revenue adjustment	(1,722)	(1,768)
Amortization of above- and below-market rents, net	(703)	(1,401)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(246)	(230)
Same Store Cash NOI	$25,834	$24,412

Operating properties (1)	21
Rentable square feet (% owned)	6,998
______________
(1) Excludes properties held for sale and certain operating properties that were not owned or not fully operational during the entirety of the comparable periods. Our Domain 2 and Domain 7 properties (two properties in which we acquired full ownership in January 2017) are reflected above as unconsolidated and at their prior year ownership percentage of 49.84% in both periods.

Non-GAAP Financial Measures

We compute our financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). Although Funds from Operations and Funds from Operations, excluding certain items, are non-GAAP financial measures, we believe that these calculations are helpful to stockholders and potential investors and are widely recognized measures of real estate investment trust performance. We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure in tables included in this press release.

Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations,” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility and affect the comparability of FFO across periods. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.

Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.